SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 27, 2012

                            COLORADO GOLD MINES, INC.
                            -------------------------
                 (Name of Small Business Issuer in its charter)

             Nevada                    333-174872               68-0681435
      -----------------------      -------------------     ------------------
     (State of incorporation)     (Commission File No.)     (IRS Employer
                                                            Identification No.)

                                 P.O. Box 620490
                            Littleton, CO 80162-0490
                        --------------------------------
          (Address of principal executive offices, including Zip Code)

             Registrant's telephone number, including area code: (303) 506-1633

                                       N/A
                        --------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 2.01. Completion of Acquisition or Disposition of Assets.

     On July 27, 2012 the Company acquired a 50% interest in Union Milling Company, LLC ("Union") from Denver Equity Corporation in exchange for 5,000,000 shares of its common stock. Denver Equity Corporation is controlled by Kelly Fielder, the Company's sole officer and director.

     The Mill was purchased by Union in 2007 and has been inactive since 1997.

     Union's assets consist of approximately 21 acres of real property, an ore processing milling facility and various ore milling equipment (the "Mill").

     Union currently holds permits from the Colorado Department of Reclamation, Mining and Safety that allow Union to process up to 70,000 tons of ore annually. In addition, Union is currently the holder of one of the only tailings pond permits in Colorado.

     Union is currently engaged in renovating the Mill and constructing a tailings pond so that Union can begin processing ore. The Mill is currently not in operation.

     After making improvements to the Mill, Union plans to secure additional permits and ore processing contracts with various gold, silver and other metallurgic mines in Colorado to allow Union to process an unlimited amount of ore. Union plans to complete its improvements in August 2012 which will allow it to begin generating revenue in September 2012.

     Union has entered into one agreement to process ore from a gold mine located in Boulder County and currently has executed two letters of intent to process ore from gold mines in Clear Creek and La Plata Counties, Colorado.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 27, 2012                   COLORADO GOLD MINES, INC.


                                      By: /s/ Kelly Fielder
                                          ----------------------------------
                                          Kelly Fielder, Chief Executive Officer


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